Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and between

MATADOR RESOURCES COMPANY

and

HEYCO ENERGY GROUP, INC.

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 27, 2015 by and between MATADOR RESOURCES COMPANY, a Texas corporation (“Matador”), and HEYCO ENERGY GROUP, INC., a Delaware corporation (the “Investor”).
WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of January 19, 2015 and as amended on January 26, 2015, February 2, 2015, February 6, 2015 and February 27, 2015 (the “Merger Agreement”), by and among the Investor, Harvey E. Yates Company, a New Mexico corporation (the “Company”), Matador and MRC Delaware Resources, LLC, a Texas limited liability company (“Merger Subsidiary”), as partial consideration for the merger of the Company with and into Merger Subsidiary, Matador has agreed to deliver to the Investor (i) 3,000,000 Common Shares (as defined below) (the “Consideration Common Shares”) and (ii) 150,000 Series A Preferred Shares (as defined below), as adjusted pursuant to the terms of the Merger Agreement and the Escrow Agreement (as defined in the Merger Agreement);
WHEREAS, on the Series A Conversion Date (as defined below), the Series A Preferred Shares will convert into Common Shares on the terms set forth in the Series A Statement of Resolutions (as defined below);
WHEREAS, the Investor’s obligations under the Merger Agreement are conditioned upon Matador executing and delivering this Agreement in order to provide Investor with the registration and other rights set forth herein; and
WHEREAS, all capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
“Business Day” means any day other than (a) a Saturday, Sunday or federal holiday or (b) a day on which commercial banks in Dallas, Texas, are authorized or required to be closed.
“Commission” means the United States Securities and Exchange Commission.
“Common Shares” means shares of Common Stock, par value $0.01 per share, of Matador.
“Consideration Common Shares” has the meaning set forth in the Recitals of this Agreement.
“Effective Date” means the date of effectiveness of the Shelf Registration Statement.
“Effectiveness Period” has the meaning set forth in Section 2.1(a) of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Filing Date” has the meaning set forth in Section 2.1(a) of this Agreement.
“Holder” means the Investor and its permitted successors and assigns.
“Included Registrable Securities” has the meaning set forth in Section 2.2(a) of this Agreement.
“Investor” has the meaning set forth in the introductory paragraph of this Agreement.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.
“Losses” has the meaning set forth in Section 2.8(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.
“Matador” has the meaning set forth in the introductory paragraph of this Agreement.
“Merger Agreement” has the meaning set forth in the Recitals of this Agreement.
“Merger Subsidiary” has the meaning set forth in the Recitals of this Agreement.
“NYSE” means the New York Stock Exchange.
“Other Holders” has the meaning specified in Section 2.2(b).

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.
“Piggyback Registration” has the meaning set forth in Section 2.2(a) of this Agreement.
“Registration” means any registration pursuant to this Agreement, including pursuant to the Shelf Registration Statement or a Piggyback Registration.
“Registrable Securities” means (i) the Consideration Common Shares and (ii) the Common Shares issuable upon conversion of the Series A Preferred Shares, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.2 hereof.
“Registration Expenses” has the meaning set forth in Section 2.7(a) of this Agreement.
“Resale Opt-Out Notice” has the meaning set forth in Section 2.1(b) of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Selling Expenses” has the meaning set forth in Section 2.7(a) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration.
“Series A Conversion Date” means the date on which the Series A Preferred Shares automatically convert into Common Shares pursuant to the Series A Statement of Resolutions.
“Series A Preferred Shares” means shares of Series A Preferred Stock, par value $0.01 per share, of Matador having the rights and obligations specified in the Series A Statement of Resolutions.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).
“Series A Statement of Resolutions” means the Statement of Resolutions, setting forth the designations, preferences and rights of the Series A Preferred Shares filed by Matador with the Secretary of State of the State of Texas.
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Shares are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).
Section 1.2    Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any Section of Rule 144 (or any successor provision then in force) under the Securities Act; (c) when such Registrable Security is held by Matador or one of its subsidiaries; (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; and (e) the earlier of (i) three years from the Series A Conversion Date or (ii) the date on which such Registrable Security may be sold pursuant to any section of Rule 144 under the Securities Act (or any successor provision then in force under the Securities Act) without any restriction (including, if the Holder is an Affiliate of Matador, restrictions that apply to sales by Affiliates).

ARTICLE II
REGISTRATION RIGHTS
Section 2.1    Shelf Registration.
(a)    Shelf Registration. As soon as practicable following receipt of written notice from the Holders of a majority of the Registrable Securities requesting the filing of a Shelf Registration Statement, which request may be made only on or after the first anniversary of the Closing Date, Matador shall use its Reasonable Efforts to prepare and file a Shelf Registration Statement under the Securities Act covering the Registrable Securities. Matador shall use its Reasonable Efforts to cause such initial Shelf Registration Statement to become effective no later than 90 days after the date of filing of such Shelf Registration Statement (the “Filing Date”). Matador will use its Reasonable Efforts to cause such initial Shelf Registration Statement filed pursuant to this Section 2.l(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been disposed of in the manner set forth and as contemplated in such Shelf Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) three years from the Series A Conversion Date (the “Effectiveness Period”). A Shelf Registration Statement filed pursuant to this Section 2.l(a) shall be on such appropriate registration form of the Commission as shall be selected by Matador. The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made).
(b)    Resale Registration Opt-Out. Any Holder may deliver advance written notice prior to the time that Matador files such Shelf Registration Statement (a “Resale Opt-Out Notice”)

to Matador requesting that such Holder not be included in a Shelf Registration Statement. Following receipt of a Resale Opt-Out Notice from a Holder, Matador shall not be required to include the Registrable Securities of such Holder in the Shelf Registration Statement.
(c)    Delay Rights. Notwithstanding anything to the contrary contained herein, Matador may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) Matador is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Matador determines in good faith that Matador’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) Matador has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Matador, would materially and adversely affect Matador. Upon disclosure of such information or the termination of the condition described above, Matador shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. In no event shall (A) the aggregate duration of any such suspension arising from an event described in clauses (i) or (ii) above exceed 60 days or (B) the aggregate duration of all such suspensions arising from events described in clauses (i) or (ii) above exceed 90 days in any 12-month period.
Section 2.2    Piggyback Registration.
(a)    Participation. If at any time prior to the third anniversary of the Series A Conversion Date and any Registrable Securities are then outstanding, Matador proposes to file (i) at a time when Matador is not a WKSI, a registration statement, and such Holder has not previously included its Registrable Securities in a Shelf Registration Statement contemplated by Section 2.1(a) of this Agreement that is currently effective, or (ii) following the Series A Conversion Date, a prospectus supplement to an effective “automatic” registration statement, so long as Matador is a WKSI at such time or, whether or not Matador is a WKSI, so long as the Registrable Securities were previously included in the underlying Shelf Registration Statement or are included on an effective Shelf Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Shares in an Underwritten Offering for its own account and/or the account of another Person, then, as soon as practicable, but in any event not more than five Business Days, following the engagement of a Managing Underwriter for an Underwritten Offering, Matador shall give notice of such proposed Underwritten Offering to the Holders, and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”); provided, however, that Matador shall not be required to include the Registrable Securities of Holders if the Holders do not offer a minimum of $5.0 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities owned by the average of the closing price on the NYSE for Common Shares for the ten (10) trading days preceding the date of such notice). The notice required to be provided in this Section 2.2(a) to Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and confirmation of receipt of such notice shall be requested in the notice. The Holders shall then have two (2) Business Days to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Matador shall determine for any reason not to undertake or to delay such Underwritten Offering, Matador may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder who requests inclusion in the Underwritten Offering shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to Matador of such withdrawal prior to the public announcement of the Underwritten Offering, after which time such Selling Holders shall have no right to withdraw their request.
(b)    Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Shares included in a Piggyback Registration advises Matador that the total amount of Common Shares which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Shares offered or the market for the Common Shares, then the Common Shares to be included in such Underwritten Offering shall include the number of Common Shares that such Managing Underwriter or Underwriters advises Matador can be sold without having such adverse effect, with such number to be allocated (i) first, to Matador and (ii) second, pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Shares proposed to be sold by such Selling Holder or such Other Holder in such offering; by (B) the aggregate number of Common Shares proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).
Section 2.3    Underwritten Offering.
(a)    Underwriting Agreement. In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering of at least $50.0 million dollars of Registrable Securities, Matador shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities; provided, however, that Matador shall not be required to effect more than one Underwritten Offering pursuant to this Section 2.3.
(b)    General Procedures. In connection with any Underwritten Offering under this Agreement, Matador shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Matador shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Matador and the Managing Underwriter; provided, however, that such withdrawal must be prior to the public announcement of the Underwritten Offering to be effective. No such withdrawal or abandonment shall affect Investor’s obligation to pay Registration Expenses. Upon the receipt by Matador of a written request from the Holders of at least $50.0 million dollars of Common Shares that are participating in any Underwritten Offering contemplated by this Agreement, Matador’s management shall be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering if the Managing Underwriter determines that such roadshow or similar marketing effort is necessary for the effective execution of the Underwritten Offering.
Section 2.4    Sale Procedures. In connection with its obligations under this Article II, Matador will:
(a)    prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement;
(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify Matador in writing that, in the sole judgment of such Managing Underwriter, the inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Matador shall use its Reasonable Efforts to include such information in the prospectus supplement;
(c)    furnish to each Selling Holder before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto;
(d)    if applicable, use its Reasonable Efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Matador will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)    notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)    notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Matador of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Matador agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g)    in the case of an Underwritten Offering, use Reasonable Efforts to cause to be delivered to the underwriters, upon request, (i) an opinion of counsel for Matador, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, preliminary or final prospectus supplement, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort” letter, dated the pricing date of such

Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Matador’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any supplement thereto) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities and such other matters as such underwriters may reasonably request;
(h)    otherwise use its Reasonable Efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(i)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Matador personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Matador need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with Matador in a form reasonably satisfactory to Matador;
(j)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Matador are then listed;
(k)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(l)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and
(m)    if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.
Each Selling Holder, upon receipt of notice from Matador of the happening of any event of the kind described in subsection (f) of this Section 2.4, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.4 or until it is advised in writing by Matador that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Matador, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to Matador (at Investor’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
Section 2.5    Cooperation by Holders. Matador shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement if such Selling Holder has failed to timely furnish such information which, in the opinion of counsel to Matador, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.6    Restrictions on Public Sale by Holders of Registrable Securities. For a period of one year following the Effective Date, each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 60 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other stockholder of Matador on whom a restriction is imposed.
Section 2.7    Expenses.
(a)    Certain Definitions. “Registration Expenses” means all expenses incident to Matador’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, including, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for Matador, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.8 hereof, Matador shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, Matador shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b)    Expenses. Matador will pay all reasonable Registration Expenses in connection with a Shelf Registration, a Piggyback Registration or Underwritten Offering, whether or not any sale is made pursuant to such Shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
Section 2.8    Indemnification.
(a)    By Matador. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Matador will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Matador will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Matador, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, and each Person, if any, who controls Matador within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from Matador to the Selling Holders, but only with respect to information regarding such Selling Holder furnished by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to Matador or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of Matador on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of Matador on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
Section 2.9    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Matador agrees to use its Reasonable Efforts to:
(a)    Make and keep public information regarding Matador available, as those terms are understood and defined in Rule 144 of the Securities Act, so long as a Holder owns any Registrable Securities;
(b)    File with the Commission in a timely manner all reports and other documents required of Matador under the Securities Act and the Exchange Act so long as a Holder owns any Registrable Securities; and
(c)    So long as a Holder owns any Registrable Securities, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Matador, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause Matador to register Registrable Securities granted to the Investor by Matador under this Article II may be transferred or assigned by the Investor to one or more transferee(s) or assignee(s) of such Registrable Securities, who (a) are Affiliates of the Investor or (b) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least $50.0 million of Registrable Securities and Other Registrable Securities. Matador shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of the Investor under this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)     If to the Investor:

HEYCO Energy Group, Inc.
2911 Turtle Creek Blvd., Suite 250
Dallas, Texas 75219
Attn: Tara Lewis
Facsimile: 214-522-9531

with a copy (which shall not constitute notice) to:

Bracewell & Giuliani LLP
711 Louisiana Street
Suite 2300
Houston, Texas 77002
Attention: Charles H. Still, Jr.
Facsimile: (713) 437-5318

(b)    If to Matador:

Matador Resources Company
One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240
Attention: General Counsel
Facsimile: 972-371-5201

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Attention: Doug Rayburn
Facsimile: (214) 661-4634

or, if to a transferee of the Investor, to the transferee at the address provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2    Preservation of Rights. From and after the date hereof, Matador shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of Matador that would allow such current or future holder to require Matador to include securities in any registration statement filed by Matador on a basis other than pari passu with, or expressly subordinate to, the piggyback rights granted to the Holders of Registrable Securities under Section 2.2 hereof.
Section 3.3    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.4    Assignment of Rights. All or any portion of the rights and obligations of the Investor under this Agreement may be transferred or assigned by the Investor in accordance with Section 2.10 hereof.
Section 3.5    Recapitalization (Exchanges, etc. Affecting the Common Shares). The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of Matador or any successor or assign of Matador (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
Section 3.6    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.7    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other customary means of electronic transmission (e.g., pdf)) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 3.8    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.9    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.
Section 3.10    Consent to Jurisdiction; Venue.
(a)    The parties hereby irrevocably and unconditionally agree that federal or state courts located in Dallas County, Texas shall have exclusive jurisdiction over all disputes between the parties with respect to this Agreement. The parties hereto agree that a final judgment in any such claim shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
(b)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any court described in paragraph (a) above and the defense of an inconvenient forum to the maintenance of such claim in any such court.
Section 3.11    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.12    Entire Agreement. This Agreement and the Merger Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Matador set forth herein or therein. This Agreement, the Merger Agreement and the Confidentiality Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.13    Amendment. This Agreement may be amended only by means of a written amendment signed by Matador and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.14    No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.15    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Investor, Selling Holders, their respective permitted assignees and Matador shall have any obligation hereunder and that, notwithstanding that one or more of Matador and the Investor may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of Matador, the Investor, Selling Holders or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of Matador, the Investor, Selling Holders or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of Matador, the Investor, Selling Holders or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Investor or a Selling Holder hereunder.
Section 3.16    No ThirdParty Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; except that Persons entitled to indemnity pursuant to Section 2.8 of this Agreement are intended third-party beneficiaries of this Agreement.

Section 3.17    Interpretation. Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Investor under this Agreement, such action shall be in the Investor’s sole discretion unless otherwise specified.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MATADOR RESOURCES COMPANY

By:    /s/ David E. Lancaster
Name:    David E. Lancaster
Title:     Executive Vice President, Chief Operating Officer and Chief Financial Officer

HEYCO ENERGY GROUP, INC.

By:    /s/ George M. Yates
Name:    George M. Yates
Title:     President

Signature Page to Registration Rights Agreement